Exhibit 99.1

                  PERMA-FIX IMPLEMENTS STOCK REPURCHASE PROGRAM

ATLANTA, Aug. 2 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI) (BSE: PESI) (Germany: PES.BE) today announced that the Board of Directors has authorized a common stock repurchase program to purchase up to $2 million of the company's common stock. The company may, at the discretion of the executive officers of the company, purchase up to $2 million of the company's common stock through open market and privately negotiated transactions at prices deemed appropriate by management. The timing, the amount of repurchase transactions and the prices paid for the stock under this program will depend on market conditions and corporate and regulatory considerations.

Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, "We are extremely pleased with the progress the Industrial Segment is making towards profitability, and our Nuclear Division continues to generate strong cash flow. With the recent proceeds of $9.9 from the conversion of warrants, we have reduced our borrowings from the revolving line of credit and increased our cash reserves. Our strong working capital position and escalating cash flow allows us to strategically repurchase stock at appropriate levels, while continuing to invest in new treatment technologies and other growth initiatives."

The repurchased shares will be held in the treasury for general purposes, including issuance under the company's stock option plans. As of June 30, 2006, Perma-Fix had 45,782,500 shares of common stock issued and outstanding.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

This press release contains "forward-looking statements" which are based largely on the company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the company's control. Forward-looking statements include, but are not limited to, the company may repurchase up to $2 million shares of its common stock and our strong working capital position and escalating cash flow allows us to strategically repurchase stock at appropriate levels while continuing to invest in new treatment technologies and other growth initiatives. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions; industry conditions; competitive pressures and our ability to apply and market our technologies; that neither the federal government nor any other party to a subcontract involving the federal government terminates or renegotiates any material contract granted to us prior to expiration of the term of the contract, as such contracts are generally terminable or renegotiable on 30 day notice, at the government's option; or the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; that pending or future litigation or administrative proceeding is resolved unfavorably to us; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2005 Form 10-K and the Forward-Looking Statements discussed in our Form 10-Q for the first quarter of 2006. The company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com .


SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             08/02/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-770-587-5155; or David K. Waldman - US Investor Relations, Crescendo Communications, LLC, +1-212-671-1020, ext. 101; or Herbert Strauss - European Investor Relations, +43-316-296-316, herbert@eu-ir.com; or Stephanie Stern - Media, Stern & Co., +1-212-888-0044, for Perma-Fix/
    /Web site:  http://www.perma-fix.com /